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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                   FORM 8-K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
       Date of report (Date of earliest event reported) January 22, 1999
                                                        ----------------

                       Vitafort International Corporation
                       ----------------------------------
               (Exact Name of Registrant as Specified in Charter)

                Delaware                   0-18438          68-0110509
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      (State or Other Jurisdiction       (Commission       (IRS Employer
            of Incorporation)            File Number)   Identification No.)

    1800 Avenue of the Stars - Suite 480                      90067
    ------------------------------------                      -----
  (Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code (310) 552-6393
                                                          --------------


                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

     On January 22, 1999, the Registrant completed the Closing under a series of agreements including a Common Stock Purchase Agreement (the "CSPA"), dated as of December 30, 1998, by and among the Registrant; Terra Healthy Living, Ltd, a B.V.I. corporation ("Terra"); Sovereign Partners Limited Partnership, a Connecticut limited partnership ("Sov"); and Dominion Capital Fund, Ltd., a Bahamian corporation ("Dom"). Pursuant to the CSPA and the related documents:
     Terra acquired 2,712,843 shares of the Registrant's common stock from Sov and Dom for $235,000. Such shares were issued upon the conversion by Sov and Dom of an aggregate of 235 shares of the Registrant's 1997 Series A Convertible Preferred Stock ("Series A Preferred") for an average conversion price of $.0866249 per share.
     The Registrant borrowed $2,065,000 from Terra pursuant to a Promissory Note With Warrant and Registration Rights (the "Terra Note"). The Terra Note is a five year note bearing interest at 6% per annum. Interest on the Terra Note is payable annually. The Terra Note provided for the issuance to Terra of a five year warrant (the "Terra Warrant") for the purchase of 500,000 shares of the Registrant's common stock at $.25 per share. The Terra Note further provides that the first year's interest on the Terra Note shall be applied to the partial exercise of the Terra Warrant. The Company and Terra have entered into a Registration Rights Agreement requiring the registration under the Securities Act of 1933, as amended (the "Act") of the securities issuable upon exercise of the Terra Warrant.
     The Registrant applied the $2,065,000 proceeds of the Terra Note to redeem all 1,351 remaining shares of Series A Preferred held by Sov and Dom as well as a convertible debenture in the amount of $548,352 held by Dom pursuant to an Agreement and Consent to Redeem Series A Preferred Stock and Debentures (the "Redemption Agreement").
     The aggregate of $2,300,000 paid by Terra in connection with its purchase of the 2,712,843 shares of the Registrant's common stock from Sov and Dom and in connection with the Terra Note was satisfied through the delivery to Sov and Dom of marketable securities having a value of $2,300,000. Under the CSPA, Terra made certain assurances to Sov and Dom and assumed certain obligations to assure that Sov and Dom would realize $2,300,000 on the sale of the marketable securities including the delivery of additional securities to them.
     The Registrant borrowed $300,000 from each of Sov and Dom pursuant to a non-negotiable nine month promissory note bearing interest at 8% per annum (the "Sov Note" and the "Dom Note"). These notes provide for their repayment, at the option of the Registrant, in registered common stock of the Registrant which shall be valued at the then market for such stock. The Sov Note and the Dom Note provide for the issuance to each of Sov and Dom of 60,000 warrants which expire on December 31, 2003, half of which are exercisable at $.40 and half of which are exercisable at $.25. If the Registrant repays the Sov Note or the Dom Note with common stock, as provided in such notes, then the exercise price of the $.25 warrant is reduced to $.01. The Registrant entered into a Registration Rights Agreement with Sov and Dom.
     The CSPA granted the Registrant the right to redeem up to 2,000,000 of the shares of its common stock acquired by Terra through June 30, 2000 based upon a formula related to the market price of the common stock at the time of the redemption.
     In addition, the Registrant issued 571,232 shares of its common stock to Sov in connection with Sov's prior conversion of 40 shares of Series A Preferred Stock.
     Pursuant to the CSPA, the Registrant reserved certain rights, including a right to initiate an
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arbitration proceeding relating to its claims under Section 16(b) of the
Securities Exchange Act of 1934, as amended. These claims relate to sales and purchases by Sov and/or Dom of the Registrant's common stock, including market sales, including substantial short sales, of the Registrant's common stock which the Registrant has been advised commenced on August 13, 1998.
     The foregoing is a summary only of the documents involved in the transaction and the reader is referred to the various agreements executed by the parties which are filed as exhibits hereto and incorporated herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired. None
(b)  Pro Forma Financial Information.   None
(c)  Exhibits.
     (1) Common Stock Purchase Agreement, dated as of December 30, 1998, by and among the Registrant; Terra Healthy Living ("Terra"); Sovereign Partners Limited Partnership ("Sov"); and Dominion Capital Fund, Ltd. ("Dom")
     (2) Promissory Note with Warrant and Registration Rights, dated as of December 31, 1998, in the principal amount of $2,065,000 issued to Terra.
     (3) Warrant, dated as of December 31, 1998, for the purchase of 500,000 shares issued to Terra.
     (4) Registration Rights Agreement, dated as of December 31, 1998, between the Registrant and Terra.
     (5) Agreement and Consent to Redeem Series A Preferred Stock and Debentures, dated as of December 31, 1998, by and among the Registrant, sov and Dom.
     (6) Promissory Note, dated as of December 31, 1998, in the principal amount of $300,000, issued to Sov.
     (7) Warrant, dated as of December 31, 1998, for the purchase of 30,000 shares at $.40 issued to Sov.
     (8) Promissory Note, dated as of December 31, 1998, in the principal amount of $300,000, issued to Dom.
     (9) Warrant, dated as of December 31, 1998, for the purchase of 30,000 shares at $.40 issued to Dom.
     (10) Form of Warrant for the purchase of 30,000, with an initial exercise price of $.25, issued in connection with each of the Sov Note and the Dom Note.
     (11) Registration Rights Agreement, dated as of December 31, 1998, by and among the Registrant; Sov and Dom.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Vitafort International Corporation
Date: February  19, 1999      By: /s/ Mark Beychok
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                              Mark Beychok, Chief Executive Officer